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                                 EXHIBIT 10.63

                      AMENDED AND RESTATED LOAN AGREEMENT
   RELATING TO THE SOUTHTRUST BANK N.A. $7,900,000 REVOLVING LINE OF CREDIT
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                      AMENDED AND RESTATED LOAN AGREEMENT

     THIS AMENDED AND RESTATED LOAN AGREEMENT (this "Loan Agreement") is entered into as of the 15/th/ day of December, 2000, by and between WELLS REIT, LLC -VA I, a Georgia limited liability company ("Borrower"), and SOUTHTRUST BANK, an Alabama banking corporation (as successor by conversion to SouthTrust Bank, National Association, a national banking association) ("Lender").

                               R e c i t a l s:

     Pursuant to a Loan Agreement dated December 29, 1999, between Lender and Borrower (the "Original Loan Agreement"), Lender made available to Borrower a construction loan in the maximum principal amount of $9,280,000.00 (the "Loan"). The proceeds of the Loan have been used by Borrower to construct an office building and related facilities in Chesterfield County, Virginia, as more particularly described in the Original Loan Agreement.

     The Project has been completed, and Borrower has requested that Lender convert the Loan into a revolving credit facility in the maximum principal amount of $7,900,000.00 and to make additional changes to the terms of the Original Loan Agreement. Lender, Borrower, and Guarantor (as defined in the Original Loan Agreement) wish to amend and restate the Original Loan Agreement to effect such changes, it being understood that the Loan heretofore made by Lender to Borrower under the Original Loan Agreement shall continue to remain outstanding and that this Loan Agreement is an amendment and restatement of the Original Loan Agreement, which shall remain in full force and effect as amended and restated in its entirety herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements, and warranties hereinafter set forth and of the sum of Ten Dollars ($10.00) in hand paid by each party hereto to the other, Borrower and Lender agree that the Original Loan Agreement is hereby amended, supplemented, and restated in its entirety as follows:


               ARTICLE ONE - DEFINITIONS OF GENERAL APPLICATION

     In addition to any other terms that are defined in this Loan Agreement, the following terms shall have the following meanings unless the context hereof otherwise indicates:

          "ABB" shall mean ABB Power Generation, Inc., and its successors and permitted assigns under the terms of the ABB
     Lease.

          "ABB Lease" shall mean the Lease dated June 1, 1999, by and between Borrower, as lessor, and ABB, as lessee, pertaining to the Project, together with all amendments thereto, including that certain First Amendment dated July 21, 1999, and that certain Second Amendment dated October 19, 1999, and all renewals and extensions thereof, and all work letter agreements, improvements agreements, and other agreements with ABB, all default letters or notices, estoppel letters, rental adjustment notices, escalations notices, and other correspondence in regard thereto, and all credit reports and accounting records in regard thereto.

          "Acquiring Person" shall mean a "person" or "group of persons" within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, but shall not include any such person or group of persons who buy shares pursuant to an offering filed with the Securities Exchange Commission.

          "Advance" shall mean any advance of the Revolving Loan made by Lender pursuant to the terms of this Loan Agreement.


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                                    Amended and Restated Loan Agreement - Page 1
                                    Wells REIT, LLC - VA I (ABB Office Building)
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          "Advance Request" shall mean a written request for an
     Advance made by Borrower to Lender pursuant to Section 2.3 hereof.

          "Affiliate" shall mean, as to any Person, any other Person
     (i) who directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) who is a director, officer, manager, partner, member, shareholder, employee, or employer of such Person, or (iii) who is a member of the immediate family of such Person. "Control," as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case might be.

          "Assignment" shall mean the Assignment of Leases and Rents dated as of December 29, 1999 with respect to the Project executed by Borrower for the benefit of Lender, as amended by the Security Documents Amendment and as the same might hereafter be modified, extended, renewed, supplemented, or restated pursuant to the applicable provisions thereof.

          "Authorized Representative" shall mean the Person or Persons designated as such in the Disbursement Authorization executed by Borrower. If more than one Person is designated as an Authorized Representative, then the provisions of this Loan Agreement relating to the Authorized Representative shall apply to each such Person individually, and not jointly with any or all other Persons designated as the Authorized Representative.

          "Borrower" shall mean Wells REIT, LLC - VA I, a Georgia limited liability company, and its successors and permitted assigns under the terms of this Loan Agreement.

          "Borrower Party" shall mean each of Borrower, any manager or member of Borrower, and Guarantor, and "Borrower Parties" shall mean all of such Persons collectively.

          "Business Day" shall have the meaning assigned to such term in the Revolving Note.

          "Change in Control" shall mean the earliest to occur of (i) the date on which Wells REIT ceases for any reason whatsoever to be the sole general partner of Borrower, or (ii) the date on which Wells REIT shall cease for any reason to be the holder of 90% of the voting interest of Borrower or to own at least 90% of the equity, profits, or other limited partnership interests in, or any other securities or ownership interests) of, Borrower, or
     (c) the date on which any Acquiring Person becomes (by acquisition, consolidation, merger or otherwise), directly or indirectly, the beneficial owner of more than 20% of the total voting equity capital (or of any other securities or ownership interest) of Wells REIT then outstanding, or (d) the replacement (other than solely by reason of retirement at age sixty-five or older, death, or disability) of more than fifty percent (50%) (or such lesser percentage as is required for decision-making by the board of directors or an equivalent governing body) of the members of the board of directors or an equivalent governing body of Wells REIT over a one-year period from the directors who constituted such board of directors at the beginning of such period and such replacement shall not have been approved by a vote of at least a majority of the board of directors of Wells REIT then still in office who either were members of such board of directors at the beginning of such one-year period or whose election as members of the board of directors was previously so approved.


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                                    Amended and Restated Loan Agreement - Page 2
                                    Wells REIT, LLC - VA I (ABB Office Building)
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          "Closing Date" shall mean the date of this Loan Agreement, as set forth in the preamble hereto.

          "Collateral" shall mean all real and personal property now or hereafter encumbered by the Security Documents, including all after-acquired property and all other collateral from time to time given by Borrower or any other person to secure the Obligations.

          "Commitment Amount" shall mean $7,900,000.00.

          "Commitment Period" shall mean the period beginning on the Closing Date and ending on the date that is sixty (60) days before the Maturity Date (as defined in the Revolving Note).

          "Default" shall mean the occurrence of any event or circumstance that, but for only the giving of any notice by Lender or the passage of any cure period (or both) required under the terms of this Loan Agreement or any other Loan Document, would constitute an Event of Default.

          "Default Rate" shall have the meaning assigned to such term in the Revolving Note.

          "Event of Default" shall have the meaning assigned to such term in Article VI hereof.

          "GAAP" shall mean general accepted accounting principles, consistently applied.

          "Governmental Authority" shall mean any court, board, agency, commission, office, or authority of any nature whatsoever for any governmental or quasi-governmental unit (federal, state, county, district, municipal, city, or otherwise), whether now or hereafter in existence.

          "Guarantor" shall mean the endorsers, guarantors, and sureties of the Obligations (or any portion thereof) individually and collectively. As of the Closing Date, the only Guarantor is Wells REIT.

          "Guaranty Agreements" shall mean each agreement or instrument at any time executed by Guarantor for the benefit of Lender with respect to the Obligations, as the same might be amended, renewed, restated, replaced, or consolidated.

          "Improvements" shall mean the buildings, structures (surface and subsurface), and other improvements and fixtures now or hereafter situated on or attached to any portion of the Land, which Improvements include an office building containing approximately 99,322 gross leaseable square feet, together with related amenities and improvements thereon.

          "Land" shall mean the parcel(s) or tract(s) of land lying and being in Chesterfield County, Virginia, more particularly described in the Security Instrument.

          "Leases" shall mean all existing and future leases (including the ABB Lease), subleases, rental agreements, and other occupancy agreements, whether oral or written and whether or not of record, for the use or occupancy of any portion of the Project, together with all amendments to, and renewals and extensions of, said leases, subleases, rental agreements, and other occupancy agreements, all guaranties with respect thereto, all work letter agreements, improvements agreements, and other agreements with Tenants, all default letters or notices, estoppel letters, rental adjustment notices, escalations notices, and other correspondence in regard thereto, and all credit reports and accounting records in regard thereto.


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                                    Amended and Restated Loan Agreement - Page 3
                                    Wells REIT, LLC - VA I (ABB Office Building)
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          "Legal Requirement" or "Legal Requirements" shall mean, as the case might be, any one or more of all present and future laws, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations, and requirements, even if unforseen or extraordinary, of every duly constituted Governmental Authority or agency (but excluding those which by their terms are not applicable to and do not impose any obligation on Borrower or the Project), including, without limitation, the requirements and conditions of any Permits and all covenants, restrictions, and conditions now or hereafter of record that might be applicable to Borrower or the Project or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair, or reconstruction of the Project, even if compliance therewith (i) necessitates structural changes or improvements (including changes required to comply with the Americans with Disabilities
     Act and regulations promulgated thereunder) or results in interference with the use or enjoyment of the Project or (ii) requires Borrower to carry insurance other than as required by the provisions of this Loan Agreement, the Leases, and the Loan
     Documents.

          "Loan Account" shall mean the depositary account established by Borrower with Lender.

          "Loan Agreement" shall mean this Loan Agreement, as from time to time amended, modified, supplemented, or restated pursuant to the applicable provisions hereof.

          "Loan Documents" shall mean collectively this Loan Agreement, the Revolving Note, the Security Documents, the Guaranty Agreements, and any and all other documents now or hereafter executed by Borrower, Guarantor, or any other Person which evidences, relates to, is executed in connection with, or secures the Revolving Loan.

          "Management Agreement" shall mean any management agreement for the Project hereafter approved in writing by Lender pursuant to the applicable provisions of the Loan Documents.

          "Manager" shall mean any manager which shall manage the Project pursuant to the Management Agreement, or any replacement manager of the Project hereafter approved in writing by Lender in accordance with the applicable provisions of the Loan Documents.

          "Material Adverse Effect" shall mean, with respect to any circumstance, act, condition, or event of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, or circumstance or circumstances, whether or not related, a material adverse change in or a materially adverse effect upon any of (i) the business, operations, property, or condition (financial or otherwise) of any Borrower Party, (ii) the present or future ability of any Borrower Party to perform the Obligations for which it is liable,
     (iii) the validity, priority, perfection or enforceability of this Loan Agreement or any other Loan Document or the rights or remedies of the Lender under any Loan Document, or (iv) the value of, or the Lender's ability to have recourse against, any Collateral.

          "Obligations" shall mean the aggregate of all principal and interest owing from time to time under the Revolving Note and all expenses, charges, and other amounts from time to time owing under the Revolving Note, this Loan Agreement, or any of the other Loan Documents, and all covenants, agreements, and other obligations from time to time owing to, or for the benefit of, Lender pursuant to the Revolving Note, this Loan Agreement, and the other Loan Documents.


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                                    Amended and Restated Loan Agreement - Page 4
                                    Wells REIT, LLC - VA I (ABB Office Building)
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          "Obligor" and "Obligors" shall mean Borrower, any general
     partner of Borrower, and Guarantor, separately and collectively.

          "Officer's Certificate" shall mean a certificate in the form of Exhibit A attached hereto executed by the chief executive officer or executive vice president of the Person on whose behalf such certificate is being executed (or, if applicable, the chief executive officer of the general partner or manager of such Person).

          "Permits" shall mean all licenses, permits, certificates, approvals, authorizations, and registrations required by or obtained from any governmental or quasi-governmental authority used or useful in connection with the ownership, rental, operation, use, or occupancy of the Project, including, without limitation, business licenses, zoning approvals and variances, food and beverage service licenses, licenses to conduct business.

          "Permitted Encumbrances" shall mean collectively (i) liens at any time existing in favor of Lender, (ii) the matters affecting title to the Land described in title insurance commitment issued in favor of Lender in connection with the execution and delivery of this Loan Agreement, provided that such matters are accepted by Lender in writing in Lender's discretion,
     (iii) statutory liens incurred in the ordinary course of business for the purchase of labor, services, materials, equipment, or supplies, or with respect to workmen's compensation, unemployment insurance, or other forms of governmental insurance or benefits, which are not delinquent or are paid or bonded and removed of record in a manner satisfactory to Lender, (iv) the ABB Lease, and (v) liens for real property taxes, assessments, or governmental charges or levies for the current year, the payment of which is not delinquent.

          "Person" shall mean any individual, corporation, partnership, joint venture, association, trust, unincorporated organization, and any government or any agency or political subdivision thereof.

          "Project" shall mean the Land and the Improvements collectively.

          "Rent Roll" shall mean each rent roll for the Property delivered by Borrower pursuant to this Loan Agreement, each of which shall show (i) a description (by rentable square feet and location or unit number) of the lease space; (ii) the name of the current Tenant; (iii) the commencement and expiration dates of the original Lease and any renewal terms thereof; (iv) the rents during the term thereof; (v) all rents prepaid by Tenant; (vi) all concessions, allowances, credits, and abatements to which the Tenant is entitled; (vii) the security deposit given by Tenant and interest accrued thereon; and (viii) the identification of any security given to secure Tenant's obligations including, without limitation, the identity of any guarantor of the Lease. Each such Rent Roll shall also provide (x) a statement of occupancy levels and delinquent rents and (ii) a statement that no portion of the Improvements are subject to any governmental assistance programs, housing assistance payment contracts, so-called "Section 8" contracts, or any other low-income housing laws, rules, regulations, programs, or rulings, or any governmental or quasi-governmental low-income housing programs.

          "Revolving Loan" shall mean the revolving loan facility established by Lender in favor of Borrower pursuant to Section 2 hereof.

          "Revolving Note" shall mean the Amended and Restated
     Revolving Note of even date herewith evidencing Borrower's promise to repay the Revolving Loan with interest thereon, as the same might hereafter be amended, extended, renewed, replaced, supplemented, restated, or consolidated pursuant to the applicable provisions thereof.


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                                    Amended and Restated Loan Agreement - Page 5
                                    Wells REIT, LLC - VA I (ABB Office Building)
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          "Security Documents" shall mean collectively the Security
     Instrument, the Assignment, and any and all other documents, instruments, or financing statements heretofore or hereafter executed by Borrower, Guarantor, or any other Person for the benefit of Lender as security for all or any part of the Obligations.

          "Security Documents Amendment" shall mean the First
     Amendment to Credit Line Deed of Trust and Security Agreement dated of even date herewith, between Borrower and Lender.

          "Security Instrument" shall mean the Credit Line Deed of Trust and Security Agreement dated as of December 29, 1999, heretofore executed by Borrower for the benefit of Lender with respect to the Project, as amended by the Security Documents Amendment and as the same might hereafter be modified, extended, renewed, supplemented, or restated pursuant to the applicable provisions thereof.

          "Senior Management" shall mean (i) the Chief Executive Officer, Chairman of the Board, President, and Chief Operating Officer of Borrower or Guarantor, and (ii) any other Persons with responsibility for any of the functions typically performed in a corporation by the officers described in clause (i).

          "Tenant" shall mean a tenant under any Lease (including the ABB Lease).

          "Title Company" shall mean the issuer of the mortgagee's policy of title insurance with respect to the Revolving Loan, as approved by Lender in its discretion.

          "Wells REIT" shall mean Wells Real Estate Investment Trust, Inc., a Maryland corporation.


               ARTICLE TWO - DISBURSEMENT OF THE REVOLVING LOAN

     2.1. Revolving Loan Facility.   Subject to all terms and conditions set
          -----------------------
forth in this Loan Agreement, Lender agrees to lend to Borrower from time to time during the Commitment Period, upon receipt of an Advance Request from Borrower in accordance with the procedures set forth in Section 2.3 below, such principal sums as might be requested by Borrower for the purposes permitted in this Loan Agreement up to a maximum principal amount at any time outstanding equal to the Commitment Amount, provided that (i) in all events no Default or Event of Default shall have occurred and be continuing and (ii) the outstanding Advances shall not at any time exceed the Commitment Amount. Within the aforesaid limit, Borrower may borrow, make payments, and reborrow under this Loan Agreement, subject to the provisions hereof. Each request for an Advance hereunder shall constitute a representation and warranty by Borrower that all conditions set forth in Article Three hereof have been satisfied on the date of such request.

     2.2  Overadvances.  If notwithstanding the provisions of Section 2.1 above
          ------------
the aggregate amount of Advances outstanding under the Revolving Loan at any time exceeds the Commitment Amount (an "Overadvance"), Borrower shall immediately pay Lender an amount equal to the Overadvance as a payment on the principal amount of the Revolving Loan. The provision of this Section may be enforced by Lender at any time and, as well as the other provisions hereof, may not under any circumstance be waived or altered by a course of dealing or otherwise, insofar as Borrower may request and Lender may be willing in its sole and absolute discretion to make Overadvances. All Overadvances shall be payable on demand, shall be secured by the Collateral, and shall bear interest at the rate provided in the Revolving Note. Lender may in its sole discretion honor any Advance Request (or deemed Advance Request) under the Revolving Loan even though an Overadvance then exists or would exist with the making of such Advance, and without regard to the existence of, and without waiving, any Default or Event of Default.


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                                    Amended and Restated Loan Agreement - Page 6
                                    Wells REIT, LLC - VA I (ABB Office Building)
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     2.3.   Procedures for Advances.  Whenever Borrower desires an Advance,
            -----------------------
Borrower shall give Lender prior written or telecopied notice (or telephonic notice promptly confirmed in writing or by telecopy) of its request for such Advance (a "Advance Request"). Any such Advance Request must be given not less than five (5) Business Days prior to the date that Borrower desires the Advance to be made. Each Advance Request shall be irrevocable and shall specify the principal amount of the Advance and the date of the Advance (which shall be a
Business Day).   Each Advance shall be accompanied by an Officer's Certificate certifying that (i) Borrower has complied with and is in compliance with all terms, covenants, and conditions of this Loan Agreement and the other Loan Documents, (ii) no Default or Event of Default exists or, if such is not the case, that one or more specified Defaults or Events of Default have occurred, and (iii) the representations and warranties contained in this Loan Agreement are true with the same effect as though made on the date of such Officer's Certificate. Each Advance shall be made at the main office of Lender in Birmingham, Alabama (or such other place as Lender may designate) and shall be made no more frequently that once each month. All Advances shall be disbursed to Borrower by depositing the same into the Loan Account.

     2.4.   Title Updates and Recording Taxes.  Prior to any Advance, Lender may
            ---------------------------------
require an endorsement to the title insurance policy insuring the lien of the Security Instrument that extends the effective date of such policy to the date of the Advance with no additional exceptions added to such policy. In addition, Lender shall be entitled to deduct and withhold from any Advance an amount equal to any documentary stamps, intangibles tax, or other recording taxes due and payable with respect to such Advance.

     2.5.   Security for the Revolving Loan.  The Revolving Loan shall be
            -------------------------------
secured by, and entitled to the benefits of, the Security Documents, the Guaranty Agreement, and the other Loan Documents.

     2.6.   Interest Rate and Repayment Term.  Borrower's obligation to repay
            --------------------------------
the Revolving Loan shall be evidenced by the Revolving Note. Interest shall accrue on the principal amount outstanding under the Revolving Note from time to time at the rate or rates provided in the Revolving Note. The principal of, and accrued interest on, the Revolving Loan shall be repaid by Borrower in accordance with the provisions of the Revolving Note.

     2.7.   Maximum Rate.  Regardless of any provision contained in this Loan
            ------------
 Agreement or any of the Loan Documents, in no event shall the aggregate of all amounts that are contracted for, charged, or collected pursuant to the terms of this Loan Agreement, the Revolving Note, or any of the Loan Documents and that are deemed interest under applicable law exceed the maximum rate permitted by applicable law (the "Maximum Rate"). No provision of this Loan Agreement or in any of the Loan Documents or the exercise by Lender of any right hereunder or under any Loan Document or the prepayment by Borrower of any of the Obligations or the occurrence of any contingency whatsoever, shall entitle Lender to charge or receive, or to require Borrower to pay, interest or any amounts deemed interest by applicable law (such amounts being referred to herein collectively as "Interest") in excess of the Maximum Rate, and all provisions hereof or in any Loan Document which may purport to require Borrower to pay Interest exceeding the Maximum Rate shall be without binding force or effect to the extent only of the excess of Interest over such Maximum Rate. Any Interest charged or received in excess of the Maximum Rate ("Excess"), shall be conclusively presumed to be the result of an accident and bona fide error, and shall, to the extent received by Lender, at the option of Lender, either be applied to reduce the principal amount of the Obligations or returned to Borrower. All monies paid to Lender hereunder or under any of the Loan Documents shall be subject to any rebate of unearned interest as and to the extent required by Legal Requirements. By the execution of this Loan Agreement, Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by Borrower of such Excess, and (ii) Borrower shall not seek or pursue any other remedy, legal or equitable, against Lender, based in whole or in part upon contracting for, charging, or receiving any Excess, provided that such Excess has been refunded or credited to the benefit of Borrower. For the purpose of determining whether or not any Excess has been contracted for, charged, or received by Lender, all Interest at any time contracted for, charged, or received from Borrower in connection with this Loan Agreement shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread in equal parts throughout the full term of the Obligations. Borrower and Lender shall, to the maximum extent permitted under applicable law, (i) characterize any non-


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                                    Amended and Restated Loan Agreement - Page 7
                                    Wells REIT, LLC - VA I (ABB Office Building)
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principal payment as an expense, fee, or premium rather than as Interest and
(ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section shall be deemed to be incorporated into the Revolving Note and each Loan Document (whether or not any provision of this Section is referred to therein).

     2.8  Advance Fee.  Concurrently with the making of any Advance by Lender to
          -----------
Borrower, Borrower shall pay to Lender a fee in the amount equal to 0.125% of the Advance amount (each an "Advance Fee"). Each Advance Fee (i) shall be deemed fully earned at the time the Advance is made and (ii) shall not be subject to refund or rebate under any circumstance whatsoever. The Advance Fee is intended to compensate Lender for the costs associated with the administration, processing, and closing of each Advance, including, but not limited to, administrative and general overhead, but not including any out-of-pocket or other expenses for which Borrower has agreed to reimburse Lender pursuant to any other provisions of this Loan Agreement or any of the Loan Documents.


                     ARTICLE THREE - CONDITIONS TO LENDING

     3.1. General Conditions Precedent.  The obligation of Lender under this
          ----------------------------
Loan Agreement, and to make the initial Advance hereunder, are subject to the satisfaction of the following conditions precedent:

          3.1.1. Execution, delivery, and, when appropriate, recording or filing of this Loan Agreement, the Revolving Note, and the Security Documents Amendment, all in form and content satisfactory to Lender;

          3.1.2. Receipt by Lender of an Advance Request with respect to the initial Advance;

          3.1.3. Payment or reimbursement by Borrower of (i) the Advance Fee, and (ii) all expenses incurred by or due to Lender with respect to the Revolving Loan, this Loan Agreement, the Revolving Note, the other Loan Documents, and the Project, including, but not limited to, commitment fees, tax service monitoring fees, fees and taxes on the Security Documents (including intangibles taxes and documentary stamp taxes), title insurance premiums, and fees and expenses of Lender's counsel;

          3.1.4. Receipt by Lender of copies of the organizational documents for each Obligor (excluding any Obligor who is a natural Person), together with evidence that each such Obligor is qualified, registered, and in good standing the in the state of its organization or formation and in the state where the Project is located (or evidence satisfactory to Lender and its counsel that such qualification and registration is not legally required under Legal Requirements), and certified resolutions of the governing body of each such Obligor authorizing the Revolving Loan, the execution and delivery of the Loan Documents, and the consummation or undertaking of all Obligations;


          3.1.5. Receipt by Lender, without any cost or expense to Lender, such endorsements to Lender's title insurance policy, hazard insurance endorsements or certificates and other similar materials as Lender may deem necessary, all in form and substance reasonably satisfactory to Lender, including, without limitation, an endorsement or endorsements to Lender's title insurance policy insuring the lien of the Mortgage, extending the effective date of such policy to the date of execution and delivery (or, if later, the recording) of the Security Documents Amendment with no additional exceptions added to such policy and insuring that fee simple title to the Project is vested in Borrower, or, in lieu thereof, such other documents or evidence as Lender may reasonably require in order to confirm that such policy is unaffected by the transfer;


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                                    Amended and Restated Loan Agreement - Page 8
                                    Wells REIT, LLC - VA I (ABB Office Building)

          3.1.6. Receipt by Lender of a certificate from the design architect for the Improvements that states that the construction of the Improvements has been substantially completed in a good and workmanlike manner and in accordance with the plans and specifications approved by Lender (including, without limitation, the furnishing and fixturing of the Improvements and all clearing, landscaping, lighting, and paving of the Land) and in compliance with Legal Requirements, and addressing such other details concerning construction of the Improvements as Lender shall request;

          3.1.7. Receipt by Lender of a current as-built survey showing the location of all the Improvements prepared in accordance with Lender's standard guidelines, which includes the certification of the surveyor that the Improvements have been constructed within the established building and property lines and in compliance with any restrictions of records or ordinances relating to the location thereof;

          3.1.8. Receipt by Lender of unconditional, final certificates of occupancy for the Improvements, any required approval by the Board of Fire Underwriters or its equivalent acting in and for the locality in which the Project is situated, and any other approval required by the appropriate Governmental Authority to the extent that any such approval is a condition to the lawful use and occupancy of the Improvements and opening the same to the public;

          3.1.9. Receipt by Lender of a duly sworn and executed affidavit from the general contractor for the Project, in form and substance acceptable to Lender and to Title Company, stating that all amounts due to contractors, subcontractors, laborers, materialmen, and all others supplying labor or materials to or performing work on the Improvements have been paid in full and which affidavit shall be legally sufficient to dissolve all statutory and common law, existing and inchoate liens and claims of liens against the Project;

          3.1.10. Confirmation that ABB has accepted its demised premises in the Improvements and that ABB's obligation to pay fixed rent under the ABB Lease has commenced without reduction, setoff, or abatement;

          3.1.11. Receipt by Lender's counsel of an opinion of counsel for Obligors in form and substance satisfactory to Lender's counsel; and

          3.1.12. Receipt by Lender of such additional legal opinions, certificates, proceedings, instruments, and other documents as Lender or its counsel may reasonably request to evidence (i) compliance by Borrower with Legal Requirements, (ii) the truth and accuracy, as of the date of this Loan Agreement, of the representations and warranties of Borrower contained herein, and
     (iii) the due performance or satisfaction by Borrower, at or prior to the date hereof, of all agreements required to be performed and all conditions required to be satisfied by Borrower pursuant hereto.

     3.2. Conditions Precedent to Subsequent Advances.  At the time of (and
          -------------------------------------------
after giving effect to) the making of any Advance, the following conditions shall have been satisfied or shall exist:

          3.2.1.  No Default or Event of Default then exists;

          3.2.2. All representations and warranties of Borrower contained in this Loan Agreement or in the other Loan Documents (other than those representations and warranties which are, by their terms, expressly limited to the date made or given) shall be true and correct in all material respects


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                                    Amended and Restated Loan Agreement - Page 9
                                    Wells REIT, LLC - VA I (ABB Office Building)
     with the same effect as those such representations and warranties had been made on and as of the date of such advance;

          3.2.3. No action or proceeding has been instituted or is pending before any court or other Governmental Authority or, to the knowledge of Borrower threatened, (i) which reasonably could be expected to have a materially adverse effect on Borrower or the intended or actual use, occupancy, or operation of the Project;

          3.2.4. The Advance to be made and the use thereof shall not contravene, violate, or conflict with, or involve Lender in any violation of, any Legal Requirement;

          3.2.5. No casualty or condemnation has occurred with respect to the Project which, in Lender's determination, might result in the termination of the Lease or the abatement of rent thereunder; and

          3.2.6. No default, or event which with the giving of notice of passage of time or both would constitute a default, exists under the Lease, and no material adverse change has occurred in the financial condition or business operations of ABB.


                 ARTICLE FOUR - REPRESENTATIONS AND WARRANTIES

     4.1  Representations and Warranties Regarding Borrower Parties.  Borrower
          ---------------------------------------------------------
represents and warrants to Lender that:

          4.1.1 Due Organization and Qualification. Borrower is a
                ----------------------------------
     limited liability company duly organized, validly existing, and in good standing under the laws of the state of its formation as set forth in the heading of this Loan Agreement and is qualified to transact business and is in good standing in the state in which the Project is located and in each other jurisdiction where the failure to be so qualified and to be in good standing would adversely affect the conduct of its business or the validity of, the enforceability of, or the ability of Borrower to perform, the Obligations.

          4.1.2 Power and Authority.  Borrower has the requisite power
                -------------------
     and authority to (i) to own the Project and to carry on its business as now conducted and as contemplated to be conducted in connection with the performance of the Obligations hereunder and under the other Loan Documents and (ii) to execute and deliver this Loan Agreement and the other Loan Documents, to incur and perform the Obligations, and to carry out the transactions contemplated by this Loan Agreement and the other Loan Documents.

          4.1.3 Due Authorization.  The execution, delivery, and
                -----------------
     performance of this Loan Agreement and the other Loan Documents have been duly authorized by all necessary action and proceedings by or on behalf of Borrower, and no further approvals or filings of any kind, including any approval of or filing with any Governmental Authority, are required by or on behalf of Borrower as a condition to the valid execution, delivery, and performance by Borrower of this Loan Agreement and the other Loan Documents.

          4.1.4 Enforceability. This Loan Agreement and each of the other Loan Documents have been duly authorized, executed, and delivered by Borrower and constitute the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms, except

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                                   Amended and Restated Loan Agreement - Page 10
                                    Wells REIT, LLC - VA I (ABB Office Building)
     as such enforceability may be affected by applicable conservatorship, bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally. This Loan Agreement and the other Loan Documents are not subject to any right of rescission, set-off, counterclaim, or defense by Borrower, including the defense of usury, and Borrower has not asserted any right of rescission, set-off, counterclaim, or defense with respect thereto.

          4.1.5  No Conflicts.  Neither the execution and delivery of this
                 ------------
     Loan Agreement and the other Loan Documents, nor the fulfillment of or compliance with the terms and conditions of this Loan Agreement and the other Loan Documents, nor the performance of the Obligations (i) conflicts with or result in (or will conflict with or result in) any breach or violation of any Legal Requirement enacted or issued by any Governmental Authority or other agency having jurisdiction over Borrower or the Project, or any judgment or order applicable to Borrower, or to which Borrower or the Project is subject; (ii) conflicts with or result in (or will conflict with or result in) any material breach or violation of, or constitute a default under, any of the terms, conditions, or provisions of Borrower's organizational documents, any indenture, existing agreement, or other instrument to which Borrower is a party, or to which Borrower or the Project is subject; (iii) results in or requires (or will result in or require) the creation of any lien on all or the Project, except for the Permitted Encumbrances; or (iv) requires (or will require) the consent or approval of any creditor of Borrower, any Governmental Authority, or any other Person except such consents or approvals that have already been obtained.

          4.1.6  Pending Litigation or other Proceedings.  There is no
                 ---------------------------------------
     pending or, to the best knowledge of Borrower, threatened action, suit, proceeding, or investigation, at law or in equity, before any court, board, body, or official of any Governmental Authority or arbitrator against or affecting the Project or any other portion of the Collateral or other assets of Borrower, which, if decided adversely to Borrower, would have, or may reasonably be expected to have, a Material Adverse Effect. Borrower is not in default with respect to any order of any Governmental Authority.

          4.1.7  Solvency.  Borrower is not insolvent and will not be
                 --------
     rendered insolvent by the transactions contemplated by this Loan Agreement or the other Loan Documents, and after giving effect to such transactions, Borrower will not be left with an unreasonably small amount of capital with which to engage in its business or undertakings, nor will Borrower have incurred, have intended to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. Borrower did not receive less than a reasonably equivalent value in exchange for incurrence of the Obligations. There
     (i) is no contemplated, pending or, to the best of Borrower's knowledge, threatened bankruptcy, reorganization, receivership, insolvency, or like proceeding, whether voluntary or involuntary, affecting any Borrower Party or the Project and (ii) has been no assertion or exercise of jurisdiction over any Borrower Party or the Project by any court empowered to exercise bankruptcy powers.

          4.1.8  No Contractual Defaults.  There are no defaults by
                 -----------------------
     Borrower or, to the knowledge of Borrower, by any other Person under any contract to which Borrower is a party relating to the Project, including any management, rental, service, supply, security, maintenance, or similar contract, other than defaults which do not permit the non-defaulting party to terminate the contract and which do not have, and are not reasonably be expected to have, a Material Adverse Effect. Neither Borrower nor, to the knowledge of Borrower, any other Person, has received notice or has any knowledge of any existing circumstances in respect of which it could receive any notice of default or breach in respect of any contracts affecting or concerning the Project.

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                                   Amended and Restated Loan Agreement - Page 11
                                    Wells REIT, LLC - VA I (ABB Office Building)

          4.1.9   Compliance with the Loan Documents. Borrower is in
                  ----------------------------------
     compliance with all provisions of the Loan Documents to which it is a party or by which it is bound. The representations and warranties made by Borrower in the Loan Documents are true, complete and correct and do not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          4.1.10  Non-Foreign Person.  Borrower is not a "foreign person"
                  ------------------
     within the meaning of (S) 1445(f)(3) of the Internal Revenue Code.

          4.1.11  ERISA.  Neither Borrower nor Wells REIT has established
                  -----
     and is a party to an "employee benefit plan" within the meaning of
     Section 3(3) of Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA"), or any other option or deferred compensation plan or contract for the benefit of its employees or officers, pension, profit sharing or retirement plan, redemption agreement, or any other agreement or arrangement with any officer, director or owner, members of their families, or trusts for their benefit, and the assets of Borrower do not and shall not constitute "plan assets" of one more such plans for purposes of ERISA.

          4.1.12  Ownership.  The ownership of all interests in Borrower
                  ---------
     have been accurately disclosed to Lender in writing. Except for warrants that have been issued to some of the directors of Wells REIT, there are no outstanding warrants, options, or rights to purchase any ownership interests of Borrower, nor does any Person have a lien upon any of the ownership interests of Borrower.

          4.1.13  Investment Company Act.  Borrower is not (i) an
                  ----------------------
     "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other federal or state law or regulation that purports to restrict or regulate its ability to borrow money.

          4.1.14 Financial Information. The financial projections relating to Borrower and delivered to the Lender on or prior to the date hereof, if any, were prepared on the basis of assumptions believed by Borrower, in good faith at the time of preparation, to be reasonable, and Borrower is not aware of any fact or information that would lead it to believe that such assumptions are incorrect or misleading in any material respect; provided, however, that no representation or warranty is made that any result set forth in such financial projections shall be achieved. The financial statements of Borrower and any Rent Roll for the Project which have been furnished to Lender are complete and accurate in all material respects and present fairly the financial condition of Borrower and the leasing status of the Project, and there are no liabilities, direct or indirect, fixed or contingent, as of the respective dates of such financial statements which are not reflected therein or in the notes thereto or in a written certificate delivered with such statements. The financial statements of Borrower have been prepared in accordance with GAAP. Since the date of the most recent of such financial statements, no event has occurred which would have, or may reasonably be expected to have, a Material Adverse Effect, and there has not been any material transaction entered into by Borrower other than transactions in the ordinary course of business. Borrower has filed all federal, state, and local tax returns that are required to be filed and has paid, or made adequate provision for the payment of, all taxes that have or may become due pursuant to such returns or to assessments received by Borrower.

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                                   Amended and Restated Loan Agreement - Page 12
                                    Wells REIT, LLC - VA I (ABB Office Building)

          4.1.15  Accuracy of Information.  No information, statement, or
                  -----------------------
     report furnished in writing to Lender by Borrower in connection with this Loan Agreement or any other Loan Document, or in connection with the consummation of the transactions contemplated hereby and thereby, contains any material misstatement of fact or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

          4.1.16  No Conflicts of Interest.  To the best knowledge of
                  ------------------------
     Borrower, no officer, agent, or employee of Lender has been or is in any manner interested, directly or indirectly, in that Person's own name, or in the name of any other Person, in the Loan Documents, Borrower, or the Project, in any contract for property or materials to be furnished or used in connection with the Project, or in any aspect of the transactions contemplated by the Loan Documents.

          4.1.17  No Reliance.  Borrower acknowledges, represents, and
                  -----------
     warrants that it understands the nature and structure of the transactions contemplated by this Loan Agreement and the other Loan Documents, that it is familiar with the provisions of all of the documents and instruments relating to such transactions, that it understands the risks inherent in such transactions, including the risk of loss of the Collateral or a part thereof, and that it has not relied on Lender for any guidance or expertise in analyzing the financial or other consequences of the transactions contemplated by this Loan Agreement or any other Loan Document or otherwise relied on Lender in any manner in connection with interpreting, entering into, or otherwise in connection with this Loan Agreement, any other Loan Document, or any of the matters contemplated hereby or thereby.

          4.1.18  Contracts with Affiliates.  Except as otherwise approved
                  -------------------------
     in writing by Lender, Borrower has not entered into and is not a party to any contract, lease, or other agreement with any Affiliate of Borrower for the provision of any service, materials, or supplies to the Project (including any contract, lease, or agreement for the provision of property management services (other than the Management Agreement), cable television services or equipment, gas, electric or other utilities, security services or equipment, laundry services or equipment or telephone services or equipment).

          4.1.19  Lines of Business.  Borrower is not engaged in any
                  -----------------
     businesses other than the acquisition, ownership, development, construction, leasing, financing, or management of commercial properties, and the conduct of these businesses does not violate the organizational documents pursuant to which it is formed.

     4.2  Representations and Warranties Regarding the Project. Borrower
          ----------------------------------------------------
represents and warrants to Lender that, as of the Closing Date with respect to the Project as of the Closing Date:

          4.2.1 Title. Borrower has good, valid, marketable, and indefeasible title to the Land, free and clear of all liens whatsoever except the Permitted Encumbrances. The Security Instrument, if and when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create a valid, perfected first lien on the Collateral intended to be encumbered thereby (including the Leases and the rents and all rights to collect rents under such Leases), subject only to Permitted Encumbrances. Except for any Permitted Encumbrances, there are no lens or claims for work, labor, or materials affecting the Land that are or may be prior to, subordinate to, or of equal priority with, the liens created by the Loan Documents. The Permitted Encumbrances do not have, and may not reasonably be expected to have, a Material Adverse Effect.

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                                   Amended and Restated Loan Agreement - Page 13
                                    Wells REIT, LLC - VA I (ABB Office Building)

          4.2.2  Impositions.  Borrower has filed all property and similar
                 -----------
     tax returns required to have been filed by it with respect to the Project and has paid and discharged, or caused to be paid and discharged, all installments for the payment of all taxes due to date, and all other material Impositions imposed against, affecting, or relating to the Project other than those which have not become due, together with any fine, penalty, interest, or cost for nonpayment pursuant to such returns or pursuant to any assessment received by it. Borrower has no knowledge of any new proposed tax, levy, or other governmental or private assessment or charge in respect of the Project which has not been disclosed in writing to Lender .

          4.2.3  Zoning.  The Project complies in all material respects
                 ------
     with all Legal Requirements. Without limiting the foregoing, all material Permits, including certificates of occupancy, have been issued and are in full force and effect. Neither Borrower nor, to the knowledge of Borrower, any former owner of the Project, has received any written notification or threat of any actions or proceedings regarding the noncompliance or nonconformity of the Project with any Legal Requirements, nor is Borrower otherwise aware of any such pending actions or proceedings.

          4.2.4  Leases.  No Leases are in effect with respect to the
                 ------
     Project other than the ABB Lease. The ABB Lease is in full force and effect, has not been modified, altered, or amended, and constitutes the complete agreement among the parties named therein with respect to the subject matter thereof. No default, event of default, or event that, but for the giving of notice or the passage of time (or both), would constitute a default or event of default under the ABB Lease has occurred or is continuing, except as disclosed to Lender in writing.

          4.2.5  Status of Landlord under Leases.  Except for any
                 -------------------------------
     assignment of leases and rents which is a Permitted Encumbrance or which is to be released in connection with the consummation of the transactions contemplated by this Loan Agreement, Borrower is the owner and holder of the landlord's interest under each of the Leases, and there are no prior outstanding assignments of any such Lease, or any portion of the rents, additional rents, charges, issues or profits due and payable or to become due and payable thereunder.

          4.2.6  Enforceability of Leases.   Each Lease constitutes the
                 ------------------------
     legal, valid, and binding obligation of Borrower and, to the knowledge of Borrower, of each of the other parties thereto, enforceable in accordance with its terms, subject only to bankruptcy, insolvency, reorganization or other similar laws relating to creditors' rights generally, and equitable principles, and except as disclosed in writing to Lender, no notice of any default by Borrower which remains uncured has been sent by any tenant under any such Lease, other than defaults which do not have, and are not reasonably expected to have, a Material Adverse Effect on the Project.

          4.2.7  No Lease Options.  All premises demised to Tenants under
                 ----------------
     Leases are occupied by such Tenants as tenants only. Except as otherwise provided in the Leases, no Lease contains any option or right to purchase, right of first refusal, or any other similar provisions. No option or right to purchase, right of first refusal, purchase contract, or similar right exists with respect to the Project, except as set forth in the Lease.

          4.2.8 Insurance. Borrower has delivered to Lender true and correct certified copies of all insurance policies currently in effect with respect to the Project. Each such insurance policy complies in all material respects with the requirements set forth in the Loan Documents.

________________________________________________________________________________
                                   Amended and Restated Loan Agreement - Page 14
                                    Wells REIT, LLC - VA I (ABB Office Building)

          4.2.9   Tax Parcels.  The Project is on one or more separate tax
                  -----------
     parcels, and each such parcel (or parcels) is (or are) separate and apart from any other property.

          4.2.11  Encroachments.  Except as disclosed on the survey
                  -------------
     delivered to Lender with respect to the Project, none of the Improvements encroaches upon the property of any other Person or upon any easement encumbering the Project nor lies outside of the boundaries and building restriction lines of the Project, and no improvement located on property adjoining the Project lies within the boundaries of or in any way encroaches upon the Project.

          4.2.12  Independent Unit.  Except for Permitted Encumbrances or
                  ----------------
     as disclosed in the title insurance policy or survey for the Project delivered to Lender, the Project is an independent unit that does not rely on any drainage, sewer, access, parking, structural, or other facilities located on any property not included in either the Project or on public or utility easements for the (i) fulfillment of any zoning, building code, or other requirement of any Governmental Authority that has jurisdiction over the Project, (ii) structural support, or (iii) the fulfillment of the requirements of any Lease or other agreement affecting such Project. Borrower, directly or indirectly, has the right to use all amenities, easements, public or private utilities, parking, access routes, or other items necessary or currently used for the operation of the Project. All public utilities are installed and operating at the Project, and all billed installation and connection charges have been paid in full. The Project is either (x) contiguous to or (y) benefits from an irrevocable unsubordinated easement permitting access from the Project to a physically open, dedicated public street, and has all necessary permits for ingress and egress and is adequately serviced by public water, sewer systems, and utilities. No building or other improvement not located on the Project relies on any part of the Project to fulfill any zoning requirements, building code, or other requirement of any Governmental Authority that has jurisdiction over the Project for structural support or to furnish to such building or improvement any essential building systems or utilities.

          4.2.13  Condition of the Project.  Except as disclosed in any
                  ------------------------
     third party report delivered to Lender or otherwise disclosed in writing by Borrower to Lender prior to the Closing Date, the Project is in good condition, order, and repair, there exist no structural or other material defects in the Project (whether patent or, to the best knowledge of Borrower, latent or otherwise), and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Project, or any part of it, which would adversely affect the insurability of the Project or cause the imposition of extraordinary premiums or charges for insurance, or of any termination or threatened termination of any policy of insurance or bond. No claims have been made against any contractor, architect, or other party with respect to the condition of the Project or the existence of any structural or other material defect therein. The Project has not been materially damaged by casualty which has not been fully repaired or for which insurance proceeds have not been received or are not expected to be received except as previously disclosed in writing to Lender. No proceedings are pending or, to the best of Borrower's knowledge, threatened to acquire by power of condemnation or eminent domain any portion of the Project, or any interest therein, or to enjoin or similarly prevent the use of the Project.

     4.3  Continuing Effectiveness.  Borrower acknowledges and agrees that
          ------------------------
Lender has materially relied upon the representations and warranties set forth in this Article. All representations and warranties contained herein shall continue in effect at all times while any Obligations remain outstanding and shall be incorporated by reference in each Request submitted by Borrower, unless Borrower specifically notifies Lender of any change therein.

________________________________________________________________________________
                                   Amended and Restated Loan Agreement - Page 15
                                    Wells REIT, LLC - VA I (ABB Office Building)

                           ARTICLE FIVE - COVENANTS

     5.1  Covenants Pertaining To Borrower Generally.  Borrower covenants and
          ------------------------------------------
agrees that, from the date of this Loan Agreement and so long as the Obligations remain outstanding, Borrower shall comply with, perform, and observe at all times the following covenants:

          5.1.1 Maintain Existence. Borrower shall maintain its existence as a limited liability company in good standing under the laws of the state of its formation. Each Borrower Party shall continue to be duly qualified to do business in each jurisdiction in which such qualification is necessary to the conduct of its business and where the failure to be so qualified would adversely affect the validity of, the enforceability of, or the ability to perform, its obligations under this Loan Agreement or any other Loan Document and its qualification to conduct business in the state in which the Project is located. Borrower shall permit no amendment or modification of, in any material respect, the organizational documents of Borrower without obtaining the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed. Borrower shall not dissolve or liquidate in whole or in part, or merge or consolidate with any Person. Borrower shall not change the location of its chief executive office without first giving Lender at least thirty (30) days prior written notice thereof and promptly providing Lender such information as Lender may request in connection therewith.

________________________________________________________________________________
                                   Amended and Restated Loan Agreement - Page 16
                                    Wells REIT, LLC - VA I (ABB Office Building)

          5.1.2 Operation and Separateness. Borrower (i) shall not own any asset or property other than the Property and incidental personal property necessary for the ownership or operation of the Property;
     (ii) shall not engage in any business other than the ownership, management, leasing, and operation of the Property, and Borrower shall conduct and operate its business as presently conducted and operated;
     (iii) shall not enter into any contract or agreement with any Affiliate except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than such Affiliate; (iv) shall not make any loans or advances to any third party (including any Affiliate) and shall not acquire obligations or securities of an Affiliate; (v) shall remain solvent and Borrower shall pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due; (vi) shall maintain books, records, financial statements and bank accounts as official records and separate from those of its Affiliates and any other Person, and Borrower shall file its own tax returns; (vii) shall at all times hold itself out to the public as a legal entity separate and distinct from any other Person (including any Affiliate), and shall conduct business in its own name and shall maintain and utilize separate stationery, invoices, and checks; (viii) shall correct any known misunderstanding regarding its status as a separate entity and shall not identify itself as a division or part of any Affiliates or any other Affiliate as a division or part of Borrower; (ix) shall maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; (x) shall not seek or effect, nor permit any other Person to seek or effect, the liquidation, dissolution, winding up, consolidation, or merger, in whole or in part, of Borrower; (xi) shall not commingle the funds and other assets of Borrower with those of any Affiliate or any other Person and shall not maintain its assets in such a manner that it would be costly or difficult to segregate, ascertain, or identify its individual assets from those of any Affiliate or any other Person; (xii) shall not hold itself out to be responsible for the debts or obligations of any other Person; (xiii) shall maintain its assets in such a manner that it shall not be costly or difficult to segregate, ascertain, or identify its individual assets from those of any Affiliate or any other Person.

          5.1.3   Books and Records.  Borrower shall keep and maintain at all
                  -----------------
     times complete and accurate books of accounts and records in sufficient detail to correctly reflect all of Borrower's financial transactions and assets and the results of the operation of the Project, which books and records shall reflect the consistent application of accepted accounting methods, and copies of all written contracts, Leases and other instruments which affect the Project (including all bills, invoices and contracts for electrical service, gas service, water and sewer service, waste management service, telephone service and management services). Borrower shall make such books and records available at reasonable times for inspection and copying by Lender or its agent. Borrower shall not change its methods of accounting without the prior written consent of Lender.

________________________________________________________________________________
                                   Amended and Restated Loan Agreement - Page 17
                                    Wells REIT, LLC - VA I (ABB Office Building)

          5.1.4  Reports and Notices.  Borrower shall promptly inform Lender in
                 -------------------
     writing of any of the following (and shall deliver to the Lender copies of any related written communications, complaints, orders, judgments and other documents relating to the following) of which Borrower has actual knowledge: (a) The occurrence of any Default or Event of Default under this Loan Agreement or any other Loan Document; (b) the commencement or threat of, or amendment to, any proceedings by or against Borrower in any federal, state, or local court or before any Governmental Authority, or before any arbitrator, which, if adversely determined, would have, or at the time of determination may reasonably be expected to have, a Material Adverse Effect; (c) the commencement or threat of any condemnation or similar proceedings with respect to the Project or of any proceeding seeking to enjoin the intended use of the Project or any portion thereof;
     (d) the occurrence of any material change in Legal Requirements; (e) the commencement of any proceedings by or against Borrower under any applicable bankruptcy, reorganization, liquidation, insolvency, or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, trustee, or other similar official is sought to be appointed for it; (f) the receipt of notice from any Governmental Authority having jurisdiction over Borrower that (i) Borrower is being placed under regulatory supervision, (ii) any license, Permit, charter, membership, or registration material to the conduct of Borrower's business or the Project is to be suspended or revoked, or (iii) Borrower is to cease and desist any practice, procedure, or policy employed by Borrower, as the case may be, in the conduct of its business, and such cessation would have, or may reasonably be expected to have, a Material Adverse Effect; and (g) the occurrence of any act, omission, change, or event which has a Material Adverse Effect.

          5.1.5  Future Financial and Operating Statements.  Borrower shall
                 -----------------------------------------
     furnish or cause to be furnish to Lender within the time periods specified, the following financial reports and information:

                 (a) Annual Financial Statements.  As soon as available, and in
                     ---------------------------
          any event within ninety (90) days after the close of its fiscal year, the audited consolidated balance sheet of Wells REIT and Borrower as of the end of such fiscal year, the audited consolidated statement of income, equity and retained earnings of Wells REIT and Borrower for such fiscal year, and the audited consolidated statement of cash flows of Wells REIT and Borrower for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year, prepared in accordance with GAAP, consistently applied, and accompanied by a certificate of Wells REIT's independent certified public accountants to the effect that such financial statements have been prepared in accordance with GAAP, consistently applied, and that such financial statements fairly present the results of its operations and financial condition for the periods and dates indicated, with such certification to be free of exceptions and qualifications as to the scope of the audit or as to the going concern nature of the business.

                 (b) Quarterly Financial Statements.  As soon as avail-able, and
                     ------------------------------
          in any event within forty-five (45) days after each of the first three fiscal quarters of each fiscal year, the unaudited consolidated balance sheet of Wells REIT and Borrower as of the end of such fiscal quarter, the unaudited consolidated statement of income and retained earnings of Wells REIT and Borrower, and the unaudited consolidated statement of cash flows of Wells REIT and Borrower for the portion of the fiscal year ended with the last day of such quarter, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year, accompanied by a certificate of the Chief Financial

________________________________________________________________________________
                                   Amended and Restated Loan Agreement - Page 18
                                    Wells REIT, LLC - VA I (ABB Office Building)

          Officer of Wells REIT to the effect that such financial statements have been prepared in accordance with GAAP, consistently applied, and that such financial statements fairly present the results of its operations and financial condition for the periods and dates indicated subject to year end adjustments in accordance with GAAP.

               (c) Quarterly Project Statements. As soon as available, and in
                   ----------------------------
          any event within forty-five (45) days after the first three fiscal quarters of each fiscal year, an Operating Statement and Rent Roll for the Project accompanied by a certificate of the Chief Financial Officer of Wells REIT to the effect that each such Operating Statement and Rent Roll fairly, accurately, and completely present the operations and leasing status of the Project for, or as of the end of, the period indicated (provided that no Rent Roll shall be required for the Project which is leased entirely under a single Lease).

               (d) Annual Project Statements.  As soon as available and in any
                   -------------------------
          event within forty-five (45) days of the end of its fiscal year, an annual Operating Statement for the Project accompanied by a certificate of the Chief Financial Officer of Wells REIT to the effect that each such Operating Statement fairly, accurately, and completely presents the operations of the Project for the period indicated.

               (e) Security Law Reporting Information.  So long as Wells REIT is
                   ----------------------------------
          a reporting company under the Securities and Exchange Act of 1934, promptly upon becoming available, (i) copies of all financial statements, reports, and proxy statements sent or made available generally by Wells REIT or Borrower, or any of their Affiliates, to their respective security holders, (ii) all regular and periodic reports and all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or a similar form) and prospectuses, if any, filed by Wells REIT or Borrower, or any of their Affiliates, with the Securities and Exchange Commission or other Governmental Authorities, and (iii) all press releases and other statements made available generally by Wells REIT or Borrower, or any of their Affiliates, to the public concerning material developments in the business of Wells REIT or other party.

               (f) Accountants' Reports.  Promptly upon receipt thereof, copies
                   --------------------
          of any reports or management letters submitted to Wells REIT or Borrower by their independent certified public accountants in connection with the examination of its financial statements made by such accountants (except for reports otherwise provided pursuant to subsection (a) above); provided, however, that Borrower shall only be required to deliver such reports and management letters to the extent that they relate to Wells REIT, Borrower, or the Project.

               (g) Tenant Information.  As soon as available, all financial
                   ------------------
          reports and statements furnished by tenants to Borrower pursuant to the Leases.

               (h) Additional Information.  Such additional financial
                   ----------------------
          information (including tax returns, detailed cash flow information, and contingent liability information) of Borrower at such times as Lender shall deem necessary.

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                                   Amended and Restated Loan Agreement - Page 19
                                    Wells REIT, LLC - VA I (ABB Office Building)

     Borrower shall furnished to Lender with each quarterly and annual financial statements an Officer's Certificate certifying that (x) Borrower has complied with and is in compliance with all terms, covenants and conditions of this Loan Agreement, (y) no Default or Event of Default exists or, if such is not the case, that one or more specified Defaults or Events of Default have occurred, and (z) the representations and warranties contained in this Loan Agreement are true with the same effect as though made on the date of such certificate.

          5.1.6  Security Deposit Information.  Upon the Lender's request,
                 ----------------------------
     Borrower shall furnish an accounting of all security deposits held in connection with any Lease of any part of the Project, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name and telephone number of the person to contact at such financial institution, along with any authority or release necessary for the Lender to access information regarding such accounts.

          5.1.7  Changes in Accounting.  Borrower shall not change its methods
                 ---------------------
     of accounting, unless such change is permitted by GAAP, and provided such change does not have the effect of curing or preventing what would otherwise be a Default or an Event of Default had such change not taken place.

          5.1.8  Taxes and Insurance.  Borrower shall pay promptly when due and
                 -------------------
     before the accrual of penalties thereon all taxes, including all real and personal property taxes and assessments levied or assessed against Borrower or the Project (or any portion thereof), and provide Lender with receipted bills therefor if requested by Lender. Borrower shall acquire and maintain in effect all insurance policies required by the Security Documents, the Leases, and Legal Requirements.

          5.1.9  ERISA.  Borrower shall engage in no transaction which would
                 -----
     cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under this Loan Agreement or any of the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the ERISA. Borrower shall deliver to Lender such certifications or other evidence from time to time, as requested by Lender in its sole discretion, that the representations and warranties of Borrower contained in Section 4.1.11 above are true and correct.

          5.1.10 Comply with Other Loan Documents.  Borrower shall perform all
                 --------------------------------
     its obligations under the Revolving Note, the Security Documents, and all other Loan Documents.

          5.2.11 Other Acts.  At Lender's request, Borrower shall execute and
                 ----------
     deliver to Lender all further documents and perform all other acts that Lender reasonably deems necessary or appropriate to perfect or protect its security for the Obligations.

     5.2  Covenants Relating to the Project.  Borrower further covenants and
          ---------------------------------
agrees that, so long as the Obligations remain outstanding, Borrower shall comply with, perform, and observe at all times the following covenants with respect to the Project:

          5.2.1  Inspection Rights and Promotion.  Borrower shall permit, and
                 -------------------------------
     require Manager to permit, Persons designated by Lender to visit and inspect the Project, to examine and make excerpts from the books and records of Borrower and Manager, and to discuss the business affairs, finances, and accounts of Borrower, Manager, and the Project with representatives of Borrower and Manager, as designated by Lender, all in such detail and at such times as Lender may reasonably request.

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                                   Amended and Restated Loan Agreement - Page 20
                                    Wells REIT, LLC - VA I (ABB Office Building)

          5.2.2  Zoning Changes.  Borrower shall not initiate or consent to any
                 --------------
     zoning reclassification of the Project or seek any variance under any zoning ordinance or use or permit the use of the Project in any manner that could result in the use becoming a nonconforming use under any zoning ordinance or any other applicable land use law, rule, or regulation.

          5.2.3  Legal Requirements.  Borrower shall comply with all Legal
                 ------------------
     Requirements in all respects. Borrower shall procure and continuously maintain in full force and effect, and shall abide by and satisfy all material terms and conditions of, all Permits. Without limiting the generality of the foregoing covenant, Borrower specifically agrees that the Project shall at all times strictly comply, to the extent applicable, with the requirements of the Americans with Disabilities Act of 1990, all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively "Access Laws"). Notwithstanding any provisions set forth herein or in any other document regarding Lender's approval of alterations of the Project, Borrower shall not alter or permit the Project to be altered in any manner which would increase Borrower's responsibilities for compliance with the applicable Access Laws without the prior written approval of Lender. Lender may condition any such approval upon receipt of a certificate of Access Law compliance from an architect, engineer, or other person acceptable to Lender. Borrower agrees to give prompt notice to Lender of the receipt by Borrower of any complaints related to violation of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

          5.2.4  Appraisals.  Borrower shall permit Lender and its agents,
                 ----------
     employees, or independent contractors, at any time (but not more often than once in any calendar year so long as no Event of Default has occurred), while the Obligations remain outstanding, to enter upon and appraise the Project, and Borrower shall cooperate with and provide any information requested in connection with such appraisal. Borrower shall pay the costs of any such appraisal (i) if an Event of Default has occurred and is continuing or (ii) if such appraisal is required by external regulatory authorities having jurisdiction over Lender.

          5.2.5  Conduct of Business.  Borrower shall cause the operation of the
                 -------------------
     Project to be conducted at all times in a manner consistent with the level of operation of the Project as of the date hereof. Without limiting the foregoing, Borrower shall (i) operate the Project in a prudent manner in compliance with Legal Requirements, (ii) maintain sufficient equipment and supplies of types and quantities at the Project to enable Borrower or Manager adequately to perform the operation of the Project and Borrower's obligations under the Leases, and (iii) keep all Improvements in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needed and proper repairs, renewals, replacements, additions, and improvements thereto to keep the same in good condition.

          5.2.6  Leases.  Borrower (i) shall observe and perform all the
                 ------
     obligations imposed upon Borrower under the ABB Lease and shall not do or permit to be done anything to impair the value of the ABB Lease or any guaranty of the ABB Lease, if any, as a security for the Obligations, (ii) shall promptly send copies to Lender of all notices of default which Borrower shall send or receive under the ABB Lease, and (iii) shall enforce all of the terms, covenants, and conditions contained in the ABB Lease upon the part of Tenant thereunder to be observed or performed (other than any enforcement action with respect to which Lender's prior written consent

________________________________________________________________________________
                                   Amended and Restated Loan Agreement - Page 21
                                    Wells REIT, LLC - VA I (ABB Office Building)
     is required below). Without the prior written consent of Lender, Borrower
     (aa) shall not alter, modify, or change the terms of the ABB Lease in any material respect, or cancel or terminate the ABB Lease or accept a surrender thereof, convey or transfer or suffer or permit a conveyance or transfer of the premises demised by the ABB Lease or of any interest therein so as to effect a merger of the estates and rights of, or termination or diminution of the obligations of the ABB thereunder, (bb) shall not consent to, reject, approve or disapprove any action or inaction requested by the ABB under the ABB Lease, including, without limitation any assignment of or subletting under the ABB Lease (provided, however, that Lender's consent to a subletting or assignment shall not be required if such subletting or assignment is in accordance with the terms of the ABB Lease), and (cc) shall not pursue any remedies under the ABB Lease.

          5.2.7  Management Agreement.  Borrower shall maintain the Management
                 --------------------
     Agreement in full force and effect and duly observe, perform, and comply with all of Borrower's obligations thereunder and enforce performance of all obligations of Manager thereunder. Borrower shall promptly notify Lender of any dispute, default, event of default, or repudiation by Manager under the Management Agreement. Borrower shall not enter into any management agreement for the Project other than the Management Agreement, unless Borrower first notifies Lender and provides Lender a copy of the proposed management agreement, obtains Lender's written consent thereto and obtains and provides Lender with a subordination agreement in form satisfactory to Lender from such manager subordinating to all rights of Lender. Borrower shall not enter into, terminate, amend, modify, or extend the Management Agreement, or consent to any such action on the part of Manager, without the prior written consent of Lender, which consent shall not be unreasonably withheld.

          5.2.8  Ownership of Personalty.  Borrower shall furnish to Lender, if
                 -----------------------
     Lender so requests, the contracts, bills of sale, receipted vouchers, and agreements, or any of them, under which Borrower claims title to the materials, articles, fixtures, and other personal property used or to be used in the construction or operation of the Improvements.

             ARTICLE SIX - PROHIBITION ON TRANSFERS OF COLLATERAL

     6.1  General Prohibition.  Borrower acknowledges that Lender has examined
          -------------------
and relied on the experience of Borrower and the owners of the beneficial interest in Borrower and Borrower's constituent entities in owning and operating the Project in agreeing to make the Loan, and that Lender will continue to rely on Borrower's ownership of the Project as a means of maintaining the value of the Collateral as security for repayment of the Obligations. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Project so as to ensure that, should Borrower default in the repayment of the Obligations, Lender can recover all or a portion of the Obligations by a sale of the Collateral. Except as expressly provided herein, Lender may, at Lender's option, declare all the Obligations immediately due and payable, and Lender may invoke any rights and remedies permitted by this Loan Agreement and the other Loan Documents, in the event that Borrower, without the prior written consent of Lender, which consent may not be unreasonably withheld by Lender after consideration of all relevant factors, sells, conveys, alienates, mortgages, encumbers, pledges, or otherwise transfers the Collateral or any part thereof or any interest therein, or permits the Collateral or any part thereof or any interest therein to be sold, conveyed, alienated, mortgaged, encumbered, pledged or otherwise transferred (collectively, a "Transfer").

     6.2  Transactions Included. A Transfer within the meaning of Section 6.1
          ---------------------
shall be deemed to include, without limitation, (i) an installment sales agreement wherein Borrower agrees to sell the Collateral or any part thereof

________________________________________________________________________________
                                   Amended and Restated Loan Agreement - Page 22
                                    Wells REIT, LLC - VA I (ABB Office Building)
for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Project for other than actual occupancy by a space lessee thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to the Leases or any rents therefrom; (iii) any divestiture of Borrower's title to the Collateral or any interest therein in any manner or way, whether voluntary or involuntary, or any merger, consolidation, dissolution or syndication affecting Borrower; (iv) if Borrower or any general partner of Borrower is a corporation, the voluntary or involuntary sale, conveyance, or transfer of any of such corporation's stock or the creation or issuance of new stock in one or a series of transactions by which an aggregate of more than ten percent (10%) of such corporation's stock shall be vested in an Acquiring Person who is not now a stockholder of such corporation or any change in the control of such corporation directly or indirectly; (v) if Borrower or any general partner of Borrower is a limited or general partnership, joint venture, or limited liability company, the change, removal, resignation, or addition of a general partner, managing partner, limited partner, joint venturer, manager, or member, or the transfer of any partnership interest of any general partner, managing partner, or limited partner, or the transfer of any interest of any joint venturer or member (or the transfer of any interest of any Person directly or indirectly controlling such partner, joint venturer, or member by operation of law or otherwise) to an Acquiring Person; and (vi) if Borrower or any general partner of Borrower is a business trust, the change, removal, resignation, or addition of a trustee, or the voluntary or involuntary sale, conveyance, or transfer of any beneficial interest.

     6.3  Permitted Transfers.  Notwithstanding the provisions of Section 6.1
          -------------------
above, the following Transfers are permitted without the consent of Lender:

          6.3.1 The Transfer of shares of common stock or other beneficial or ownership interest or other forms of securities in Wells REIT, and the issuance of all varieties of convertible debt, equity and other similar securities of Wells REIT and the subsequent Transfer of such securities, provided that no Change in Control occurs as a result of such Transfer, either upon such Transfer or upon the subsequent conversion to equity or such convertible debt or other securities.

          6.3.2 The Transfer of the ownership interests by the members of Borrower, including, without limitation, the conversion or exchange of ownership interests in Borrower to shares of common stock or other beneficial or ownership interests or other forms of securities in Wells REIT, provided that no Change in Control occurs as the result of such Transfer.

          6.3.3 The issuance by Borrower of additional ownership units or convertible debt, equity, and other similar securities, and the subsequent Transfer of such units or other securities, provided that no Change in Control occurs as the result of such Transfer, either upon such Transfer or upon the subsequent conversion to equity of such convertible debt or other securities.

          6.3.4 A sale or other disposition of obsolete or worn out personal property, provided that such personal property is contemporaneously replaced by comparable personal property of equal or greater value that is free and clear of liens other than the Permitted Encumbrances.

          6.3.5 Any Transfer that constitutes a Permitted Encumbrance at the time such Transfer occurs.

          6.3.6 The grant of an easement, if prior to the granting of the easement Borrower causes to be submitted to Lender all information required by Lender to evaluate the easement, and if Lender determines that the easement shall not materially affect the operation of the Project or Lender's interest in the Project and Borrower pays to Lender, on demand, all cost and expenses incurred by Lender in connection with reviewing Borrower's request.

________________________________________________________________________________
                                   Amended and Restated Loan Agreement - Page 23
                                    Wells REIT, LLC - VA I (ABB Office Building)

     6.4  Prohibition Absolute.  Lender shall not be required to demonstrate any
          --------------------
actual impairment of its security or any increased risk of default hereunder in order to declare the Obligations immediately due and payable upon the occurrence of a Transfer without Lender's prior written consent or as otherwise expressly permitted herein. This provision shall apply to every Transfer regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer, except for those expressly allowed herein. Any Transfer made in contravention of this Section shall be null and void and of no force and effect.


                ARTICLE SEVEN - EVENTS OF DEFAULT AND REMEDIES

     7.1  Events of Default.  Each of the following events shall constitute an
          -----------------
"Event of Default" under this Loan Agreement, whatever the reason for such event and whether it shall be voluntary or involuntary, or within or without the control of a Borrower Party, or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule, or regulation of any Governmental Authority:

          7.1.1 Borrower fails to pay interest, principal or any other sum due under the terms of this Loan Agreement, the Revolving Note, or any other Loan Document within ten (10) days after such payment is due; or

          7.1.2 Any default or event of default (other than those specified elsewhere in this Section) occurs pursuant to and as defined in the Guaranty, the Revolving Note, the Security Documents, or any of the other Loan Documents; or

          7.1.3 Borrower assigns or attempts to assign this Loan Agreement, any rights hereunder, or any Advance to be made hereunder to any Person, or if Borrower's interest in or rights under this Loan Agreement are voluntarily or involuntarily transferred to any Person, by operation of law or otherwise, including, without limitation, such transfer by Borrower as debtor-in-possession or by a trustee for Borrower under the United States Bankruptcy Code, whether or not the Obligations are assumed by such Person; or

          7.1.4 Any Borrower Party files a voluntary petition in bankruptcy or any Borrower Party is adjudicated as bankrupt or insolvent, or any Borrower Party files any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief for such Borrower Party under any present or future federal, state, or other statute, law, or regulation relating to bankruptcy, insolvency, or other relief for debtors, or any Borrower Party seeks or consents to, or acquiesces in, the appointment of any trustee, receiver, or liquidator of such Borrower Party or of all or any substantial part of such Borrower Party's property or of any or all of the rents, revenues, issues, earnings, profits, or income thereof, or any Borrower Party makes any general assignment for the benefit of creditors or admits in writing an inability to pay such Borrower Party's debts generally as they become due; or

          7.1.5 A court of competent jurisdiction enters an order, judgment, or decree approving a petition filed against any Borrower Party seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal, state, or other statute, law, or regulation relating to bankruptcy, insolvency, or other relief for debtors, which order, judgment, or decree remains unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive) from the date of entry thereof, or any trustee, receiver, or liquidator is appointed for any Borrower Party or of all or any substantial part of such Borrower Party's property or

________________________________________________________________________________
                                   Amended and Restated Loan Agreement - Page 24
                                    Wells REIT, LLC - VA I (ABB Office Building)
     of any or all of the rents, revenues, issues, earnings, profits, or income thereof, which appointment remains unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive); or

          7.1.6 Any certificate, statement, representation, warranty, or audit, whether written or unwritten, heretofore or hereafter furnished by or on behalf of any Borrower Party pursuant to or in connection with this Loan Agreement or otherwise (including, without limitation, representations and warranties contained herein) or as an inducement to Lender to extend any credit to or to enter into this or any other agreement with Borrower proves to have been false in any material respect at the time as of which the facts therein set forth were stated or certified or to have omitted any substantial contingent or unliquidated liability or claim against any Borrower Party, or if on the date of execution of this Loan Agreement any materially adverse change has occurred in any of the facts previously disclosed by any such certificate, statement, representation, warranty, or audit, and such change was not disclosed to Lender at or prior to the time of the execution of this Loan Agreement; or

          7.1.7 A final judgment in an amount equal to or greater by $150,000 is entered by a court of law or equity against any Borrower Party that remains undischarged for a period of thirty (30) days, unless such judgment is either (i) fully covered by collectible insurance and such insurer has within such period acknowledged such coverage in writing, or (ii) although not fully covered by insurance, enforcement of such judgment has been effectively stayed, such judgment is being contested or appealed by appropriate proceedings and such Borrower Party has established reserves adequate for payment in the event such Borrower Party is ultimately unsuccessful in such contest or appeal and evidence thereof is provided to Lender; or

          7.1.8 If any provision of this Loan Agreement or any other Loan Document or the lien and security interest purported to be created hereunder or under any Loan Document shall at any time for any reason cease to be valid and binding in accordance with its terms on any Borrower Party, or shall be declared to be null and void, or the validity or enforceability hereof or thereof or the validity or priority of the lien and security interest created hereunder or under any other Loan Document shall be contested by any Borrower Party seeking to establish the invalidity or unenforceability hereof or thereof, or any Borrower Party shall deny that it has any further liability or obligation hereunder or thereunder; or

          7.1.9 The failure by any Borrower Party to comply with any requirement of any Governmental Authority within 30 days after written notice of such requirement shall have been given to the Borrower Party by such Governmental Authority; provided that, if action is commenced and diligently pursued by the Borrower Party within such 30 days, then the Borrower Party shall have an additional 30 days to comply with such requirement; or

          7.1.10 A dissolution or liquidation for any reason (whether voluntary or involuntary) of any Borrower Party; or

          7.1.11 The failure of Wells REIT to be qualified, and be taxed as, a real estate investment trust under Subchapter M of the Internal Revenue Code; or

          7.1.12 Borrower fails to properly and timely to perform or observe any other covenant or condition set forth in this Loan Agreement that is not cured within any applicable cure period as set forth herein or, if no cure period is specified therefor, is not cured within thirty (30) days of Lender's notice to Borrower thereof; provided that, if such default is not reasonably susceptible to cure within such thirty (30) days period and Borrower diligently and continuously pursues the cure of such default,

________________________________________________________________________________
                                   Amended and Restated Loan Agreement - Page 25
                                    Wells REIT, LLC - VA I (ABB Office Building)
     then upon Borrower's written request therefor, Lender shall grant a reasonable extension of such cure period, but not exceeding ninety (90) days; or

           7.1.13 If an "Event of Default" occurs under any Lease, which default remains uncured after the giving of any applicable notice or the passage of any applicable cure period, or any Lease is terminated, canceled, repudiated, or rescinded for any reason whatsoever.

     7.2   Remedies.  Upon the occurrence of an Event of Default, Lender may do
           --------
any one or more of the following (without presentment, protest or notice of protest, all of which are expressly waived by the Borrower):

           7.2.1 By written notice to the Borrower, to be effective upon dispatch, terminate any obligation Lender might have to make further Advances hereunder and declare the principal of, and interest on, the Advances and all other sums owing by Borrower to Lender under any of the Loan Documents forthwith due and payable, and the principal of, and interest on, the Advances and all other sums owing by Borrower to Lender under any of the Loan Documents will become forthwith due and payable.

           7.2.2 Lender shall have the right to pursue any other remedies available to it under any of the Loan Documents.

           7.2.3 Lender shall have the right to pursue all remedies available to it at law or in equity, including obtaining specific performance and injunctive relief.

     7.3   Waivers; Rescission of Declaration.   Lender shall have the right, to
           ----------------------------------
be exercised in its complete discretion, to waive any breach hereunder (including the occurrence of an Event of Default), by a writing setting forth the terms, conditions, and extent of such waiver signed by the Lender and delivered to the Borrower Parties. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the waiver and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

     7.4   Lender's Right to Protect Collateral and Perform Covenants and Other
           --------------------------------------------------------------------
Obligations.  If any Borrower Party fails to perform the covenants and
-----------
agreements contained in this Loan Agreement or any of the other Loan Documents, then the Lender at the Lender's option may make such appearances, disburse such sums and take such action as the Lender deems necessary, in its sole discretion, to protect the Lender's interest, including (i) disbursement of attorneys' fees,
(ii) entry upon the Project to make repairs and replacements, (iii) procurement of satisfactory insurance as provided in the Security Instruments encumbering the Project, and (iv) if the Security Instrument is on a leasehold, exercise of any option to renew or extend the ground lease on behalf of the Borrower and the curing of any default of the Borrower in the terms and conditions of the ground lease. Any amounts disbursed by the Lender pursuant to this Section, with interest thereon, shall become additional indebtedness of the Borrower secured by the Loan Documents. Unless the Borrower and the Lender agree to other terms of payment, such amounts shall be immediately due and payable and shall bear interest from the date of disbursement at the Default Rate unless collection from the Borrower of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from the Borrower under applicable law. Nothing contained in this Section shall require the Lender to incur any expense or take any action hereunder.

     7.5   No Remedy Exclusive.  Unless otherwise expressly provided, no remedy
           -------------------
herein conferred upon or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under the Loan Documents or existing at law or in equity.

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                                   Amended and Restated Loan Agreement - Page 26
                                    Wells REIT, LLC - VA I (ABB Office Building)

     7.6  Application of Payments.  Except as otherwise expressly provided in
          -----------------------
the Loan Documents, and unless applicable law provides otherwise, (i) all payments received by Lender from any of the Borrower Parties under the Loan Documents shall be applied by Lender against any amounts then due and payable under the Loan Documents by any of the Borrower Parties, in any order of priority that the Lender may determine and (ii) the Borrower shall have no right to determine the order of priority or the allocation of any payment it makes to Lender.

     7.7  Crossing of Security Documents.  Each of the Security Documents shall
          ------------------------------
be cross-defaulted (i.e., a default under any Security Document, or under this Loan Agreement, shall constitute a default under each Security Document and this Loan Agreement) and cross-collateralized (i.e., each Security Instrument shall secure all Obligations under this Loan Agreement and the other Loan Documents), and it is the intent of the parties to this Loan Agreement that the Lender may, except as provided in this Loan Agreement, exercise and perfect any and all of its rights in and under the Loan Documents with regard to the Project without the necessity to exercise and perfect its rights and remedies with respect to any other Project and that any such exercise shall be without regard to the amount of Advances allocable to such Project and that Lender may recover an amount equal to the full amount of the outstanding Obligations in connection with such exercise and any such amount shall be applied as determined by Lender in its sole and absolute discretion.

                   ARTICLE EIGHT - MISCELLANEOUS PROVISIONS

     8.1  Loan Agreement Part of Revolving Note and Other Loan Documents.  The
          --------------------------------------------------------------
Revolving Note and the other Loan Documents specifically incorporate this Loan Agreement by reference, and in the event that the Revolving Note and the other Loan Documents are duly assigned, this Loan Agreement shall be considered assigned in like manner. If a conflict exists or arises between any of the provisions of this Loan Agreement and any other Loan Document, the provisions of this Loan Agreement shall control.

     8.2  Indemnification.  Borrower shall, at its sole cost and expense,
          ---------------
protect, defend, indemnify, release and hold harmless the Indemnified Parties (defined below) from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, or punitive damages, of whatever kind or nature (including, but not limited to reasonable attorney's fees and other costs of defense) (the "Losses") imposed upon or incurred by or asserted against any Indemnified Party (but excluding (x) Losses arising out of Lender's gross negligence or willful misconduct and (y) Losses arising out of Lender's ownership or operation of the Project after title to such Project is transferred to Lender or another Person following the foreclosure of the applicable Security Instrument or transfer in lieu of foreclosure) and directly or indirectly arising out of or in any way relating to (i) Lender's interest in the Project or Lender's relationship with any Borrower Party by virtue of Lender's ownership of the Loan, the Revolving Note, the Security Documents, or any other Loan Document, (ii) any amendment to, or restructuring of, the Revolving Loan or the Loan Documents; (iii) any and all lawful action that may be taken by Lender in connection with the enforcement of the provisions of this Loan Agreement, the Security Documents, or any of the other Loan Documents, whether or not suit is filed in connection with same, or in connection with Borrower, Guarantor, and/or any member, partner, joint venturer, or shareholder of Borrower becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding, (iv) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Project or any part thereof or adjacent parking areas, streets or ways, (v) any use, nonuse or condition in, on or about the Project or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets, or ways, (vi) any failure on the part of Borrower to perform or be in compliance with any of the terms of this Loan Agreement, the Security Documents, or any of the other Loan Documents,
(vii) performance of any labor or services or the furnishing of any materials or other property in respect of the Project or any part thereof, (viii) the failure of any person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement or Recipients of Proceeds from Real Estate, Broker and Barter Exchange

________________________________________________________________________________
                                   Amended and Restated Loan Agreement - Page 27
                                    Wells REIT, LLC - VA I (ABB Office Building)

Transactions, which may be required in connection with the Loan, or to supply copy thereof in a timely fashion to the recipient of the proceeds of the Loan,
(ix) any failure of any Project to be in compliance with any Legal Requirement,
(x) the enforcement by any Indemnified Party of the provisions of this Section,
(xi) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the Loan, or (xii) any misrepresentation made by Borrower in this Loan Agreement or in any of the other Loan Documents. Any amounts payable to Lender by reason of the application of this Section shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid. For purposes of this Section, the term "Indemnified Parties" shall mean Lender and any Person who is or shall have been involved in the origination or administration of the Loan, any Person in whose name the encumbrance created by the Security Documents is or shall have been recorded, Persons who may hold or acquire or shall have held a full or partial interest in the Revolving Loan(including, but not limited to Investors or prospective investors who hold or have held a full or partial interest in the Revolving Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, members, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any other Person who holds or acquires or shall have held a participation or other full or partial interest in the Revolving Loan or any Project, whether during the term of the Revolving Loan or as a part of or following a foreclosure of the Revolving Loan and including, but not limited to any successors by merger, consolidation or acquisition of all or a substantial portion of Lender's assets and business.

     8.3   Costs and Expenses.  Borrower shall bear all taxes, fees, and
           ------------------
expenses (including reasonable fees and expenses of counsel for Lender) in connection with the Loan, the Revolving Note, the preparation and, if applicable, the recordation of this Loan Agreement and the other Loan Documents, and in connection with any amendments, waivers, or consents pursuant to the provisions hereof hereafter made and any workout or restructuring relating to the Loan. If, at any time, an Event of Default occurs or Lender becomes a party to any suit or proceeding in order to protect its interests or priority in the Project or its rights under this Loan Agreement or any of the other Loan Documents, or if Lender is made a party to any suit or proceeding by virtue of the Loan, this Loan Agreement, or the Project and as a result of any of the foregoing, Lender employs counsel to advise or provide other representation with respect to this Loan Agreement, the Project, or to collect the Obligations, or to take any action in or with respect to any suit or proceeding relating to this Loan Agreement, any of the other Loan Documents, the Project, Borrower, or any other Borrower Party, or to protect, collect, or liquidate any of the Collateral, or attempt to enforce any security interest or lien granted to Lender by any of the Loan Documents, then in any such event, all of the attorney's fees arising from such services, including fees on appeal and in any bankruptcy proceedings, and any expenses, costs, and charges relating thereto shall constitute additional obligations of Borrower to Lender payable on demand of Lender. Without limiting the foregoing, Borrower has undertaken the obligation for payment of, and shall pay, all recording and filing fees, revenue or documentary stamps or taxes, intangibles taxes, transfer taxes, recording taxes and other taxes, expenses and charges payable in connection with this Loan Agreement, any of the other Loan Documents, the Obligations, or the filing of any financing statements or other instruments required to effectuate the purposes of this Loan Agreement, and if Borrower fails to do so, Borrower agrees to reimburse Lender for the amounts paid by Lender, together with penalties or interest, if any, incurred by Lender as a result of underpayment or nonpayment. This Section shall survive for eighteen (18) months after repayment of the Obligations.

     8.3   Assignability.  Neither this Loan Agreement, nor any rights or
           -------------
obligations hereunder, nor any Advance to be made hereunder, is assignable by Borrower. The rights of Lender under this Loan Agreement are assignable in part or wholly and any assignee of Lender shall succeed to and be possessed of the rights of Lender hereunder to the extent of the assignment made, including the right to make Advances to Borrower or any approved assignee of Borrower in accordance with this Loan Agreement.

     8.4   Relationship of the Parties.  Borrower agrees that its relationship
           ---------------------------
with Lender is solely that of debtor and creditor. Nothing contained in this Loan Agreement or in any other Loan Document shall be deemed to create a partnership, tenancy-in-common, joint tenancy, joint venture, or co-ownership by or between Borrower and Lender, or

________________________________________________________________________________
                                   Amended and Restated Loan Agreement - Page 28
                                    Wells REIT, LLC - VA I (ABB Office Building)
make Lender the agent or representative of Borrower. Lender shall not be in any way liable or responsible for any debts, losses, obligations, or duties of Borrower with respect to the Project or otherwise, including, without limitation, any debts, obligations, or duties owed at any time to materialmen, contractors, craftsmen, laborers, or others for goods delivered to or services performed by them in relation to the Project, it being understood that no contractual relationship, either expressed or implied, exists between Lender and any materialmen, subcontractors, craftsmen, laborers, or any other person supplying any work, labor, or materials for the Project. Borrower, at all times consistent with the terms and provisions of this Loan Agreement and the other Loan Documents, shall be free to determine and follow its own policies and practices in the conduct of its business.

     8.5  Participation.  Borrower acknowledges and agrees that Lender may, at
          -------------
its option, sell participation interests in the Revolving Loan to other participating lenders, provided, however, that Borrower shall continue to be entitled to deal with Lender as though no such participations had been sold. Borrower agrees with all present and future such participants that if an Event of Default occurs, each participant shall have all of the rights and remedies of Lender with respect to any deposit due from any participant to Borrower, including, without limitation, the right to set off such deposits against Borrower's obligations hereunder. The execution by a participant of a participation agreement with Lender and the execution by Borrower of this Loan Agreement, regardless of the order of execution, with a copy to Borrower, shall evidence an agreement between Borrower and such participant in accordance with the terms hereof.

                       ARTICLE NINE - DOCUMENT PROTOCOLS

     This Loan Agreement and each of the other Loan Documents shall be governed by the following protocols (the "Document Protocols"), unless any Loan Document expressly states that the Document Protocols shall not apply to such Loan Document in whole or in part:

     9.1  General Rules of Usage.  These Document Protocols shall apply to such
          ----------------------
Loan Document as from time to time amended, modified, replaced, restated, extended or supplemented, including by waiver or consent, and to all attachments thereto and all other documents or instruments incorporated therein. When used in any Loan Document governed by these Document Protocols, (i) references to a Person are, unless the context otherwise requires, also to its heirs, executors, legal representatives, successors, and assigns, as applicable, (ii) "hereof," "herein," "hereunder" and comparable terms refer to the entire Loan Document in which such terms are used and not to any particular article, section, or other subdivision thereof or attachment thereto, (iii) references to any gender include, unless the context otherwise requires, references to all genders, and references to the singular include, unless the context otherwise requires, references to the plural, and vice versa, (iv) "shall" and "will" have equal force and effect, (v) references in a Loan Document to "Article," "Section," "paragraph" or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section, paragraph, or subdivision of or an attachment to such Loan Document, (vi) all accounting terms not otherwise defined therein have the meanings assigned to them in accordance with GAAP, and
(vii) "include," "includes" and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import.

     9.2  Notices.  All notices, consents, approvals, statements, requests,
          -------
reports, demands, instruments or other communications to be made, given or furnished pursuant to, under or by virtue of such Loan Document (a "notice") shall be in writing and shall be deemed given or furnished if addressed to the party intended to receive the same at the address of such party as set forth below (i) upon receipt when personally delivered at such address, (ii) three (3) Business Days after the same is deposited in the United States mail as first class registered or certified mail, return receipt requested, postage prepaid, or (iii) one Business Day after the date of delivery of such notice to a nationwide, reputable commercial courier service:

________________________________________________________________________________
                                   Amended and Restated Loan Agreement - Page 29
                                    Wells REIT, LLC - VA I (ABB Office Building)

        Lender:                     SouthTrust Bank
                                    420 North Twentieth Street
                                    SouthTrust Tower - 11th Floor
                                    Birmingham, Alabama 35203
                                    Attention: Commercial Real Estate Loan Dept.

                                    with copy to (which alone shall not
                                    constitute notice):

                                    Gary W. Farris, Esq.
                                    Burr & Forman LLP
                                    One Georgia Center, Suite 1200
                                    600 West Peachtree Street
                                    Atlanta, Georgia 30308

        Borrower:                   Wells REIT, LLC - VA I
                                    c/o Wells Real Estate Funds
                                    6200 Corners Parkway
                                    Suite 250
                                    Norcross, Georgia 30092
                                    Attention:  Leo F. Wells, III

        Guarantor:                  Wells Real Estate Investment Trust, Inc.
                                    6200 Corners Parkway
                                    Suite 250
                                    Norcross, Georgia 30092
                                    Attention:  Leo F. Wells, III

Any party may change the address to which any notice is to be delivered to any other address within the United States of America by furnishing written notice of such change at least fifteen (15) days prior to the effective date of such change to the other parties in the manner set forth above, but no such notice of change shall be effective unless and until received by such other parties. Rejection or refusal to accept, or inability to deliver because of changed address or because no notice of changed address was given, shall be deemed to be receipt of any such notice. Any notice to an entity shall be deemed to be given on the date specified in this Section without regard to when such notice is delivered by the entity to the individual to whose attention it is directed and without regard to the fact that proper delivery may be refused by someone other than the individual to whose attention it is directed. If a notice is received by an entity, the fact that the individual to whose attention it is directed is no longer at such address or associated with such entity shall not affect the effectiveness of such notice. Notices may be given on behalf of any party by such party's attorneys.

     9.3  Severability.  Whenever possible, each provision of such Loan Document
          ------------
shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of such Loan Document shall be prohibited by or invalid or unenforceable under the applicable law of any jurisdiction with respect to any Person or circumstance, such provision shall be ineffective to the extent of such prohibition, invalidity or unenforceability, without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provisions in any other jurisdiction or with respect to other Persons or circumstances. To the extent permitted by applicable law, the parties to such Loan Document thereby waive any provision of law that renders any provision thereof prohibited, invalid or unenforceable in any respect.

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                                   Amended and Restated Loan Agreement - Page 30
                                    Wells REIT, LLC - VA I (ABB Office Building)

     9.4  Remedies Not Exclusive.  No remedy therein conferred upon or reserved
          ----------------------
to Lender is intended to be exclusive of any other remedy or remedies available to Lender under such Loan Document, at law, in equity or by statute, and each and every such remedy shall be cumulative and in addition to every other remedy given thereunder or now or hereafter existing at law, in equity or by statute.

     9.5  Liability.  If Borrower or Guarantor consists of more than one Person,
          ---------
the obligations and liabilities of each such Person under such Loan Document shall be joint and several, except as expressly provided to the contrary in such Loan Document.

     9.6  Binding Obligations; Covenants Run with the Land.  Such Loan Document
          ------------------------------------------------
shall be binding upon Borrower or Guarantor, as the case may be, and the successors, assigns, heirs and personal representatives of Borrower or Guarantor, as the case may be, and shall inure to the benefit of Lender and all subsequent holders of such Loan Document and their respective officers, directors, employees, shareholders, agents, successors and assigns. Nothing in such Loan Document, whether express or implied, shall be construed to give any Person (other than the parties thereto and their permitted successors and assigns and as expressly provided therein) any legal or equitable right, remedy or claim under or in respect of such Loan Document or any covenants, conditions or provisions contained therein. If such Loan Document is to be recorded, all of the grants, covenants, terms, provisions, covenants and conditions of such Loan Document shall run with the land.

     9.7  No Oral Modifications.  Such Loan Document, and any of the provisions
          ---------------------
thereof, cannot be altered, modified, amended, waived, extended, changed, discharged or terminated orally or by any act on the part of Borrower, Guarantor, or Lender, but only by an agreement in writing signed by the party against whom enforcement of any alteration, modification, amendment, waiver, extension, change, discharge or termination is sought. Without limiting the generality of the foregoing, any payment made by Lender for insurance premiums, impositions or any other charges affecting the Project shall not constitute a waiver of Borrower's or any Guarantor's default in making such payments and shall not obligate Lender to make any further payments.

     9.8  Entire Agreement.  Such Loan Document, together with the other
          ----------------
applicable Loan Documents, constitutes the entire agreement of the parties thereto with respect to the subject matter thereof and supersedes all prior written and oral agreements and understandings with respect to such subject matter.

     9.9  Waiver of Acceptance.  Borrower and Guarantor hereby waive any
          --------------------
acceptance of such Loan Document by Lender in writing, and such Loan Document shall immediately be binding upon Borrower or Guarantor, as the case may be.

     9.10 Jurisdiction, Court Proceedings.  Each of Lender, Borrower, and
          -------------------------------
Guarantor, to the fullest extent permitted by law, hereby knowingly, intentionally, and voluntarily, with and upon the advice of competent counsel,
(i) submits to personal, nonexclusive jurisdiction in the State of Georgia with respect to any suit, action, or proceeding by any person arising from, relating to, or in connection with such Loan Document or the Loan, (ii) agrees that any such suit, action, or proceeding may be brought in any state or federal court of competent jurisdiction sitting in the State of Georgia, and (iii) submits to the jurisdiction of such courts. Each of Borrower and Guarantor, to the fullest extent permitted by law, hereby knowingly, intentionally, and voluntarily, with and upon the advice of competent counsel, further agrees that it shall not bring any action, suit, or proceeding in any forum other than in the state or federal courts of the State of Georgia (but nothing herein shall affect the right of Lender to bring any action, suit, or proceeding in any other forum), and irrevocably agrees not to assert any objection which it may ever have to the laying of venue of any such suit, action, or proceeding in any federal or state court located in Georgia and any claim that any such action, suit, or proceeding brought in any such court has been brought in an inconvenient forum.


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                                   Amended and Restated Loan Agreement - Page 31
                                    Wells REIT, LLC - VA I (ABB Office Building)

     9.11  Waiver of Counterclaim.  Borrower and Guarantor each hereby knowingly
           ----------------------
waives the right to assert any counterclaim, other than a compulsory or mandatory counterclaim, in any action or proceeding brought against either of them by Lender.

     9.12  Waiver of Jury Trial.  Borrower, Guarantor, and Lender, to the full
           --------------------
extent permitted by law, each hereby knowingly, intentionally, and voluntarily, with and upon the advice of competent counsel, waives, relinquishes, and forever forgoes hereby the right to a trial by jury in any action or proceeding, including, without limitation, any tort action, brought by any of them against the other based upon, arising out of, or in any way relating to or in connection with such Loan Document, the Loan, or any course of conduct, act, omission, course of dealing, statements (whether verbal or written) or actions of any Person (including, without limitation, such Person's directors, officers, partners, members, employees, agents or attorneys, or any other Persons affiliated with such Person), in connection with the Revolving Loan or such Loan Document, including, without limitation, in any counterclaim which Borrower or Guarantor may be permitted to assert thereunder or which may be asserted by Lender against Borrower or Guarantor, whether sounding in contract, tort, or otherwise. This waiver by Borrower and Guarantor of their right to a jury trial is a material inducement for Lender to make the Loan.

     9.13  No Waivers by Lender.  No delay or omission of Lender in exercising
           --------------------
any right or power accruing upon any default under such Loan Document shall impair any such right or power or shall be construed to be a waiver of any default under such Loan Document or any acquiescence therein, nor shall any single or partial exercise of any such right or power or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. Acceptance of any payment after the occurrence of a default under such Loan Document shall not be deemed to waive or cure such default under such Loan Document; and every power and remedy given by such Loan Document to Lender may be exercised from time to time as often as may be deemed expedient by Lender. Borrower and Guarantor hereby waive any right to require Lender at any time to pursue any remedy in Lender's power whatsoever.

     9.14  Waiver of Notice.  Neither Borrower nor Guarantor shall be entitled
           ----------------
to any notices of any nature whatsoever from Lender except with respect to matters for which such Loan Document specifically and expressly provides for the giving of notice by Lender to Borrower or Guarantor, as the case may be, and except with respect to matters for which Borrower or Guarantor, as the case may be, is not, pursuant to applicable legal requirements, permitted to waive the giving of notice. Each of Borrower and Guarantor hereby expressly waives the right to receive any notice from Lender with respect to any matter for which such Loan Document does not specifically and expressly provide for the giving of notice by Lender to Borrower or Guarantor, as the case may be. Any provision of such Loan Document which expressly provides for the giving of notice by Lender to Borrower or Guarantor shall be deemed eliminated ab initio if Lender is prevented from giving such notice by bankruptcy or other applicable law.

     9.15  Offsets, Counterclaims and Defenses.  Any assignee of such Loan
           -----------------------------------
Document from Lender or any successor or assignee of Lender shall take the same free and clear of all offsets, counterclaims, or defenses that are unrelated to such Loan Document which Borrower or Guarantor may otherwise have against any assignor of such Loan Document, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower or Guarantor in any action or proceeding brought by any such assignee upon such Loan Document, and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower and Guarantor.

     9.16  Time of the Essence.  Time shall be of the essence in the performance
           -------------------
of all obligations of Borrower and Guarantor under such Loan Document.


________________________________________________________________________________
                                   Amended and Restated Loan Agreement - Page 32
                                    Wells REIT, LLC - VA I (ABB Office Building)

     9.17  Governing Law.  Such Loan Document shall be governed by, and
           -------------
construed in accordance with, the laws of the State of Georgia.

     9.18  Sole Discretion of Lender.  Wherever pursuant to such Loan Document,
           -------------------------
Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Lender exercised in subjective good faith and shall be final and conclusive, except as may be otherwise specifically provided therein. In addition, Lender shall have the right to refuse to grant its consent, approval or acceptance or to indicate its satisfaction whenever such consent, approval, acceptance or satisfaction shall be required under such Loan Document, subject to the applicable standard of discretion.

     9.19  Counterparts.  Such Loan Document may be executed in any number of
           ------------
separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which, collectively and separately, shall constitute one and the same Loan Document. All signatures need not be on the same counterpart. The failure of any party thereto to execute such Loan Document, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

     9.20  Exhibits Incorporated; Headings.  The information set forth on the
           -------------------------------
cover of such Loan Document, the table of contents, the headings, and the exhibits annexed thereto, if any, shall be deemed to be incorporated therein as a part thereof with the same effect as if set forth in the body thereof. The headings and captions of the various articles, sections, and paragraphs of such Loan Document are for convenience of reference only and shall not be construed as modifying, defining, or limiting, in any way, the scope or intent of the provisions thereof.

     9.21  Interpretation.  No provision of such Loan Document shall  be
           --------------
construed against or interpreted to the disadvantage of any party thereto by any court or other governmental or judicial authority by reason of such party's having or being deemed to have structured or dictated such provision.

     9.22  Remedies of Borrower and Guarantor.  If Borrower or Guarantor, as the
           ----------------------------------
case may be, shall seek the approval or consent of Lender under such Loan Document, which Loan Document expressly provides that Lender's approval shall not be unreasonably withheld, and Lender shall fail or refuse to give such consent or approval, the burden of proof as to whether or not Lender acted unreasonably shall be upon Borrower or Guarantor, as the case may be, provided Lender has given Borrower a written explanation for the disapproval or lack of consent.

     9.23  Release of any Party or Collateral.  Lender may at any time, without
           ----------------------------------
releasing or impairing the liability of any Person liable upon or in respect of such Loan Document, release, surrender, substitute, or exchange any Collateral securing this Revolving Note and may at any time release any other Person primarily or secondarily liable for the Obligations.

     9.24  Attorneys' Fees.  Wherever it is provided in such Loan Document that
           ---------------
Borrower or Guarantor pay any costs and expenses, such costs and expenses shall include, without limitation, all reasonable attorneys', paralegal and law clerk fees and disbursements, including, without limitation, fees and disbursements at the pre-trial, trial and appellate levels, which are actually incurred or paid by Lender at standard billable rates; provided that the foregoing reference to "reasonable" fees and disbursements (and any other such references in such Loan Document) shall be deemed to include only such fees and disbursement actually incurred at normal billing rates.

     9.25  Method of Payment.  All amounts required to be paid by any party to
           -----------------
such Loan Document to any other party shall be paid in such freely transferable coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.


________________________________________________________________________________
                                   Amended and Restated Loan Agreement - Page 33
                                    Wells REIT, LLC - VA I (ABB Office Building)

     9.26  True Copy.  By executing such Loan Document, Borrower or Guarantor,
           ---------
as the case may be, acknowledges that it has received a true copy of such Loan Document.



           [THE REMAINDER OF THIS PAGE WAS LEFT BLANK INTENTIONALLY]


________________________________________________________________________________
                                   Amended and Restated Loan Agreement - Page 34
                                    Wells REIT, LLC - VA I (ABB Office Building)

     IN WITNESS WHEREOF, Borrower and Lender have caused this Loan Agreement to be executed by their duly authorized representatives under seal as of the date first set forth above, with the intention that this instrument take effect as an instrument under seal.


                                  WELLS REIT, LLC - VA I,
                                  a Georgia limited liability company

                                  By: Wells Real Estate Investment Trust, Inc., a Maryland corporation
                                       Its Sole Manager


                                       By: /s/ Douglas P. Williams
                                          -----------------------------------
                                       Name: Douglas P. Williams
                                            ---------------------------------
                                       Title: Executive Vice President
                                             --------------------------------

                                                          [Affix corporate seal]




                      [EXECUTIONS CONTINUED ON NEXT PAGE]


________________________________________________________________________________
                                   Amended and Restated Loan Agreement - Page 35
                                    Wells REIT, LLC - VA I (ABB Office Building)

                            SOUTHTRUST BANK, an Alabama banking corporation, successor by conversion to SouthTrust Bank, National Association, a national banking association


                            By: /s/ James R. Potter
                               ------------------------------------
                            Name:    James R. Potter
                            Title:   Vice President



                              [END OF EXECUTIONS]

________________________________________________________________________________
                                   Amended and Restated Loan Agreement - Page 36
                                    Wells REIT, LLC - VA I (ABB Office Building)

Birmingham, Alabama 35203
Attn:  Commercial Real Estate Department

Date of Certificate:

     The undersigned, as ______________________________________________ of Wells
Real Estate Investment Trust, Inc., a Maryland corporation ("Wells REIT"), as the sole manager of Wells REIT, LLC - VA I, a Georgia limited liability company ("Borrower"), does hereby certify to you as follows:

     (1) We have reviewed the provisions of the Amended and Restated Revolving Loan Agreement between Borrower and you, dated as of _________________________, 2000 (the "Loan Agreement"), and we have caused to be made under our supervision a review of the activities of Borrower during the above-referenced period with a view toward determining whether Borrower has kept, observed, performed, and fulfilled all of its obligations under the Loan Agreement. Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

     (2) To the best of our knowledge, Borrower has kept, observed, performed, and fulfilled each and every undertaking contained in the Loan Agreement and is not at this time in default in the observance or performance of any of the terms or conditions of the Loan Agreement, and no Default or Event of Default has occurred and is continuing, except as follows:

     (3) We further certify to you that no material adverse change has occurred in the financial condition or the business of Borrower or Wells REIT since the date of the Loan Agreement and that all representations and warranties set forth within the Loan Agreement are true and complete as of the date hereof.

     Executed this ____ day of __________________, 20___.


                                        ________________________________________
                                        Name:___________________________________
                                        Title:__________________________________


________________________________________________________________________________
                                 Amended and Restated Loan Agreement - Exhibit A
                                    Wells REIT, LLC - VA I (ABB Office Building)